Exhibit 5.1

To:                                                                                                                                             February 22, 2018

B.O.S. Better Online Solutions Ltd.
20 Freiman Street

Rishon LeZion 75100

Israel

Re: Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as Israeli counsel to B.O.S. Better Online Solutions Ltd. (the “Company”) in connection with the registration statement on Form F-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on or about the date hereof. The Registration Statement relates to the registration of 878,161 ordinary shares of the Company, nominal value NIS 80.00 (the “SEDA Shares”), which may be issued under a Standby Equity Distribution Agreement, dated as of May 8, 2017 (the “SEDA”), between the Company and YA II PN, Ltd. The SEDA Shares include 548,975 Ordinary Shares that have not yet been authorized and which will not be sold until the Company’s shareholders have approved an amendment to its Memorandum of Association and Articles of Association to increase its authorized share capital by a corresponding number of ordinary shares.

In connection therewith, we have examined the originals, or photostatic or copies, certified or otherwise identified to our satisfaction of such corporate records, agreements, documents and other instruments and have made such investigation of matters of fact and law, as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies, and the authenticity of the originals of such latter documents. As to all questions of fact material to the opinions set forth herein, we did not independently establish or verify such facts and we have relied, without independent investigation, upon statements, certificates or comparable documents of officers and representatives of the Company and upon certificates of public officials. We have considered such questions of Israeli law as we have deemed necessary for the purpose of rendering this opinion.

Based upon and subject to the foregoing and to the other qualification and limitations set forth herein, and subject to the effectives of the Registration Statement under the Securities Act of 1933, as amended (the “Act”), we are of the opinion that:

1.            329,186 of the SEDA Shares, upon issuance and in accordance with the terms of the SEDA, shall be duly authorized, validly issued, fully paid and non-assessable.

2.           Subject to the approval of the Company’s shareholders of an amendment to its Memorandum of Association and Articles of Association to increase its authorized share capital, 548,975 of the SEDA Shares, shall be duly authorized, validly issued, fully paid and non-assessable.

We are members of the Bar of the State of Israel and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of Israel and have not, for the purpose of giving this opinion, made any investigation of the laws of any other jurisdiction than Israel. This opinion letter is effective only as of its date and the opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement this opinion letter should such law be changed by legislative action, judicial decision or otherwise. This opinion letter is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters. In addition, we render no opinion in relation to any representation made or given in the Registration Statement.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption, “Validity of Securities” in the related prospectus. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Gornitzky & Co.

Gornitzky & Co.